Exhibit 10.1

Summary of matters acted upon at the 2010 Annual Meeting, and the voting tabulation for each matter, are as follows:

The tabulation of the votes cast showed that there were 8,249,429 total shares voted which represented 76.44% of the 10,791,885 common shares outstanding and entitled to vote.

Proposal No. 1

The examination showed that each of the seventeen (17) nominees had received affirmative votes in excess of the plurality of eligible votes cast as required for the election of directors as follows:

Election of the seventeen (17) nominees listed below for director for a one (1) year term expiring in 2011:

% Votes Cast 8,249,429	% of Shares Outstanding 10,791,885	Director	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Votes
80.54	61.57	John E. Alexander	6,644,094	77,328	1,525,007
80.89	61.83	Paul J. Battaglia	6,673,117	48,305	1,525,007
79.39	60.69	James J. Byrnes	6,549,521	171,901	1,525,007
80.92	61.86	Daniel J. Fessenden	6,675,504	45,918	1,525,007
80.61	61.62	James W. Fulmer	6,649,533	71,889	1,525,007
80.65	61.65	Reeder D. Gates	6,653,186	68,236	1,525,007
80.63	61.63	James R. Hardie	6,651,375	70,048	1,525,006
80.98	61.90	Carl E. Haynes	6,680,700	40,722	1,525,007
80.85	61.80	Susan A. Henry	6,669,275	52,147	1,525,007
80.93	61.86	Patricia A. Johnson	6,676,318	45,105	1,525,006
80.89	61.83	Sandra A. Parker	6,673,147	48,276	1,525,006
80.92	61.86	Thomas R. Rochon	6,675,636	45,786	1,525,007
80.58	61.60	Stephen S. Romaine	6,647,507	73,915	1,525,007
80.61	61.62	Thomas R. Salm	6,649,760	71,662	1,525,007
80.33	61.40	Michael H. Spain	6,626,747	94,675	1,525,007
80.31	61.39	William D. Spain, Jr.	6,625,280	96,142	1,525,007
80.84	61.80	Craig Yunker	6,669,174	52,248	1,525,007

Whereupon, the Chairman of the Board, James J. Byrnes, declared each nominee to be duly elected as a director for a term of one year expiring in the year 2011.

Proposal No. 2

The tabulation of the votes cast showed that there were 8,079,703 total shares voted for Proposal No. 2 which represented 97.94% of the 8,249,429 eligible votes cast and 74.87% of the 10,791,885 common shares outstanding and entitled to vote. Further, the examination showed that the proposal received affirmative votes in excess of the majority percentage of all votes cast as required by law as follows:

Proposal to approve ratification of the selection of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2010:

% Votes Cast	% of Shares Outstanding	Number of Shares Voted For	Number of Shares Against	Number of Shares Abstain	Broker Non-Votes

97.94	74.87	8,079,703	125,651	44,074	0

Whereupon, the Chairman of the Board, James J. Byrnes, declared that the selection of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2010, be ratified as proposed in the Proxy Statement.